Exhibit 99.1

Colony Credit Real Estate, Inc. Announces

Michael J. Mazzei as Chief Executive Officer and President

COVID-19 and Liquidity Management Updates

LOS ANGELES, March 26, 2020 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) announced today that effective April 1, 2020, Michael J. Mazzei will be appointed Chief Executive Officer and President of the Company, exclusively committed to the Company’ business and operations. Effective April 1, 2020, Andrew E. Witt will transition to Chief Operating Officer of the Company, previously serving as Interim Chief Executive Officer and President.

Mr. Mazzei commented, “I look forward to joining Colony Credit Real Estate and the team to immediately engage with our borrower, partner and client relationships as well as re-engage with banking and financial institutions and their teams, with whom I’ve built close professional relationships over the years. It has been a privilege to be associated with Ladder Capital for these past 8 years. I thank their employees and directors for greatly contributing to my experience and wish them continued success.”

Thomas J. Barrack, Jr., Executive Chairman of Colony Capital, Inc., the Company’s external manager stated, “We are delighted to have Mike join Colony and utilize his 35+ years of experience, knowledge of navigating through cycles, and strong executive leadership in the commercial real estate finance and mortgage REIT business at Colony Credit Real Estate.” Mr. Barrack continued “On behalf of Colony Capital and the Company, our thoughts are with everyone affected by COVID-19 and we express our deepest gratitude to healthcare workers and others supporting the fight against this global pandemic. In light of current events and uncertainty in the global markets, we want to highlight that management’s priorities right now are focused on our customer relationships and stockholders, as well as daily efforts to preserve financial flexibility, take precautionary measures to support the balance sheet and business, and support our government and regulators as they navigate solutions to support the American economy through this delicate period.”

With respect to historical portfolio management efforts:

•	In November 2019, the Company completed a substantial reassessment and bifurcated its assets between a Core Portfolio and Legacy, Non-Strategic Portfolio.

•	The Company promptly began and continues asset resolutions from the Legacy, Non-Strategic Portfolio, providing an embedded capital source for the Company.

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In the fourth quarter of 2019, the Company closed a $1 billion CRE CLO, selling $840 million of investment grade notes, which refinanced approximately $770 million of previously partial recourse repurchase facility indebtedness to non-recourse financing through the CLO issuance.

•	As of December 31, 2019, the total borrowing under our senior loan repurchase indebtedness was $780 million.

Given recent events relating to COVID-19, the Company notes the following:

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As a result of these efforts and drawing capital under the corporate line of credit as an additional precautionary measure, the Company today has approximately $325 million of available liquidity between cash on hand and the Company’s corporate revolving credit facility.

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As of December 31, 2019, the Company’s exposure to CRE CMBS securities was approximately 6.5% of the Company’s total book value and 8% of the book value of the Company’s Core Portfolio. The market value of our CMBS securities has been negatively impacted by current events and recent illiquidity. As of March 26, 2020, the approximately $201 million of repurchase financing on such CMBS Securities is collateralized by both investment grade-rated bonds ($158 million obligation) and non-investment grade-rated bonds ($43 million obligation), in addition to approximately $56 million of cash collateral.

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With respect to the Company’s repurchase financing on both CMBS securities and senior loan collateral, the Company is actively reviewing its portfolio with its relevant banking counterparties and has received and timely paid margin calls.

•	Investment and portfolio management team members together are maintaining frequent communications with our borrowers, tenants and client relationships.

For further explanation regarding the Company’s business, portfolio and earnings, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as the Company’s other filings with the Securities and Exchange Commission.

About Michael J. Mazzei

Michael J. Mazzei will serve as our Chief Executive Officer and President. Mr. Mazzei will lead and oversee Colony Credit Real Estate operations, including investment and credit risk, capital raising and relationship management activities among stockholders, clients, partners, financing counterparties, research analysts and rating agencies.

Mr. Mazzei has served as a member of the board of directors of Ladder Capital Corp since June 2017. Previously, Mr. Mazzei served as President of Ladder Capital from June 2012 through June 2017. From September 2009 to June 2012, Mr. Mazzei served as Global Head of the CMBS and Bank Loan Syndication Group at Bank of America Merrill Lynch. Prior to that, Mr. Mazzei served as Co-Head of CMBS and Commercial Real Estate Debt Markets at Barclays Capital from March 2004 to June 2009. Prior to Barclays Capital, Mr. Mazzei spent 20 years at Lehman Brothers, including 18 years in commercial real estate finance-related functions. Having started in commercial mortgage trading in 1984, Mr. Mazzei became the head of CMBS in 1991 and served as the Co-Head of Global Real Estate Investment Banking from March 2002 to February 2004.

Mr. Mazzei received a B.S. from Baruch College and a J.D. from St. John’s University School of Law, and is a graduate of the New York University Real Estate Institute.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and our investments; the Company’s operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity and/or yields on investments; adverse impacts on the Company’s liquidity, including its ability to continue to generate liquidity from sales of Legacy, Non-Strategic assets; the Company’s ability to liquidate its Legacy, Non-Strategic assets within the projected timeframe or at the projected values; the timing of and ability to deploy available capital; the Company’s ability to maintain or grow the dividend at all in the future; the timing of and ability to complete repurchases of the Company’s stock; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; whether Colony Capital will continue to serve as our external manager or whether we will pursue another strategic transaction; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400